Exhibit 99.1

BitNile Metaverse Obtains $5.5 Million in Secured Debt Financing

Las Vegas, NV, April 28, 2023 – BitNile Metaverse, Inc. (Nasdaq: BNMV) (“BitNile” or the “Company”) announced today that it sold $6.875 million of principal face amount senior secured convertible notes with an original issue discount (the “Notes”) to sophisticated investors, for gross proceeds to the Company of $5.5 million (the “Financing”). The Notes mature on April 27, 2024 and are secured by all of the assets of the Company, and certain of its subsidiaries, including BitNile.com, Inc. (“BNC”).

The Notes are convertible, at the investor’s option, into shares of the Company’s common stock (“Common Stock”) at a conversion price of $0.1091 per share, subject to adjustment, with a floor price of $0.0168. In addition, the investors who participated in the Financing received warrants to purchase approximately 63 million shares of Common Stock (the “Warrants”), exercisable for five years at $0.1091 per share, subject to adjustment. The Company also provided the investors with registrations rights related to the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

The proceeds from the Notes will be used for the following purposes, (i) marketing, (ii) the spinoffs of the Company’s subsidiaries, (iii) general working capital purposes.

The Company’s Chief Executive Officer, Randy May, said “It’s been a pleasure working with Todd Ault and the BitNile.com team since the closure of our acquisition of BNC. The engaged user statistics have greatly exceeded our expectations since the launch two months ago and I expect continued growth with the advent of the launch of gaming in the metaverse next week.” The Company’s Chief Financial Officer, Jay Puchir, said “This financing is extremely strategic in nature for the Company and is expected to provide sufficient growth capital for the launch of gaming in the metaverse which we foresee as a major revenue driver for new revenue streams for the Company.”

For more information on BitNile and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.bitnile.net or available at www.sec.gov.

About BitNile Metaverse, Inc.

Founded in 2011, BitNile owns 100% of BitNile.com, Inc., including the BITNILE.COM metaverse platform (the “Platform”). The Platform, which went live to the public on March 1, 2023, allows users to engage with a new social networking community and purchase both digital and physical products while playing 3D immersive games. In addition to BNC, BitNile also owns three non-core subsidiaries either directly or indirectly: approximately 66% of Wolf Energy Services Inc. (OTCQB: WOEN) indirectly, 100% of Zest Labs, Inc. directly and approximately 89% of Agora Digital Holdings Inc. directly. BitNile also owns approximately 70% of White River Energy Corp (OTCQB: WTRV).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.bitnile.net.

CONTACT:

investorrelations@bitnile.com or 1-800-762-7293